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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date  of  Report  (Date of earliest event reported)       JUNE 10, 1996

                                        ENZON, INC.

                  (Exact  name  of  registrant  as  specified  in its charter)




       DELAWARE                    0-12957              22-237286
   (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)         File Number)          Identification)



        20 KINGSBRIDGE ROAD,  PISCATAWAY, NEW JERSEY    08854
          (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (908) 980-4500




     (Former name or former address, if changed since last report)









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ITEM 5.  OTHER EVENTS

          Enzon, Inc. ("Enzon" or the "Company") announced that it has exercised 150,000 warrants to purchase common stock of Neoprobe Corporation and sold the stock for a net profit of approximately $1 million, after payment to Neoprobe of the aggregate average exercise price of $10.50 per share. The warrants were part of the compensation Enzon received for licensing its Single-Chain Antigen-Binding (SCA(R)) protein technology to Neoprobe for use with Neoprobe's Radioimmunoguided Surgery (RIGS(R)) product under the license agreement originally signed in 1992. The warrants were due to expire in 1996. Enzon will also be entitled to receive additional payments per product upon the achievement of specified development milestones and royalties on sales of any future products developed by Neoprobe that utilize Enzon's SCA technology.




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                            SIGNATURES


     Pursuant to the requirements of the Securities  Exchange  Act of 1934,

the  Registrant  has duly caused this report to be signed on its behalf  by the undersigned hereunto duly authorized.




Dated:  June 24, 1996




                                              ENZON, INC.
                                             (Registrant)

                                   By:   /s/KENNETH J. ZUERBLIS
                                         Kenneth J. Zuerblis
                                         Vice President, Finance
                                         and Chief Financial
                                         Officer